UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: April 17, 2014

(Date of earliest event reported)

UNIVERSAL HOSPITAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-20086

Delaware	41-0760940
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6625 West 78th Street, Suite 300

Minneapolis, Minnesota 55439

(Address of principal executive offices, including zip code)

952-893-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On March 28, 2014, Universal Hospital Services, Inc. (the “Company”) reported in a Current Report on Form 8-K that William C. Mixon’s position as President of the Company’s Medical Equipment Solutions (“MES”) segment would be eliminated as of April 1, 2014.  In connection with his position elimination, Mr. Mixon has entered into a mutual termination agreement (“MTA”) with the Company dated April 2, 2014, which became effective on April 17, 2014.  This MTA includes customary non-competition and release provisions in exchange for separation payments totaling approximately $725,350 along with other benefits.  In addition, Mr. Mixon will continue to be eligible to receive a pro-rated portion of the incentive compensation for the fiscal year ending December 31, 2014 for which he was eligible under the Company’s executive incentive plan, to be determined and paid in accordance with the Company’s normal year-end procedure.

The foregoing description of the terms of Mr. Mixon’s MTA is qualified by reference to the text of the MTA, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description
10.1	Mutual Termination Agreement and Release, dated April 2, 2014, between William C. Mixon and Universal Hospital Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Hospital Services, Inc.

By:	/s/ James B. Pekarek
James B. Pekarek
Executive Vice President and Chief Financial Officer

Date: April 17, 2014

EXHIBIT INDEX

Exhibit Number	Description
10.1	Mutual Termination Agreement and Release, dated April 2, 2014, between William C. Mixon and Universal Hospital Services, Inc.